GENESIS TECHNOLOGY GROUP, INC.AND SUBSIDIARIES

Introduction to Unaudited Pro Forma Consolidated Financial Statements	2

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	4

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET	5

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS	6

GENESIS TECHNOLOGY GROUP, INC.AND SUBSIDIARIES
Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements are presented to illustrate the estimated effects of our acquisition of Karmoya International Limited (“Karmoya”) (the “Share Exchange Transaction”), the exchange of shares of our common stock held by our shareholders, and the issuance additional shares on our historical financial position and our results of operations. We have derived our historical financial data for the twelve months ended June 30, 2007 from our unaudited financial statements contained on Form 10-QSB and audited financial statements contained on Form 10-KSB from our as filed with the Securities and Exchange Commission. We have derived Karmoya’s historical consolidated financial statements as of June 30, 2007 from Karmoya International Limited and subsidiaries (“Karmoya”) audited consolidated financial statements for the year ended June 30, 2007 from Karmoya’s audited consolidated financial statements contained elsewhere in this Form 8-K.

On September 20, 2007, Karmoya acquired 100% of Union Well International Limited (“Union Well”), a Cayman Islands corporation established on May 9, 2007. On September 17, 2007, Union Well established a 100% subsidiary, Genesis Jiangbo (Laiyang) Biotech Technology Co., Ltd. (“GJBT”), in PRC as a wholly owned foreign limited liability company. GJBT is engaged in the development, manufacturing and selling healthy medicines.

Laiyang Jiangbo Pharmaceutical Co., Ltd. (“Laiyang Jiangbo”). Laiyang Jiangbo is a Chinese limited liability company and was formed under laws of the People’s Republic of China in August, 2003. Laiyang Jiangbo is engaged in the production and trade of western pharmaceuticals. Further, Laiyang Jiangbo is focused on the development of innovative medicines to address various medical needs for patients worldwide. On September 21, 2007 GJBT entered a series of contractual arrangements (the “Contractual Arrangements”) with Laiyang Jiangbo and the shareholders of Laiyang Jiangbo in which GJBT takes over the management of the business activities of Laiyang Jiangbo and holds a 100% variable interest in Jiangbo. As both companies are under common control, this has been accounted for as a reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively.

The unaudited pro forma consolidated statements of operations for the year ended June 30, 2007 assume that the Exchange Transaction, cancellation of shares, distribution of certain assets and payment of liabilities were consummated on July 1, 2006. The unaudited pro forma consolidated balance sheet as of June 30, 2007 assumes the Exchange Transaction and issuance of shares were consummated on that date. The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and issuance of shares occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Exchange Transaction and cancellation of shares.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of us and Karmoya.

GENESIS TECHNOLOGY GROUP, INC.AND SUBSIDIARY
Introduction to Unaudited Pro Forma Consolidated Financial Statements (continued)

Prior to October 1, 2007, we operated as a business development and marketing firm that specializes in advising and providing a turnkey solution for Chinese small and mid-sized companies entering Western markets. On October 1, 2007, we executed a Share Exchange Agreement (“Exchange Agreement”) by and among Karmoya, and the shareholders of 100% of Karmoya’s capital stock (the “Karmoya Shareholders”) on the one hand, and Genesis Techology Group, Inc. (“Genesis”) on the other hand. Separately, Karmoya owns 100% of the capital stock of Union Well International Limited, a Cayman Islands company (“Union Well”), which has established and owns 100% of the equity in Genesis Jiangbo (Laiyang) Biotech Technologies Co., Ltd., a wholly foreign owned enterprise in the People’s Republic of China which has entered into consulting service agreements and equity-related agreements with Laiyang Jiangbo Pharmaceutical Co., Ltd. (“Laiyang Jiangbo”), a limited liability company headquartered in, and organized under the laws of, China.

Under the Exchange Agreement, on the Closing Date, Genesis issued 5,995,780 shares of its Series B Voting Convertible Preferred Stock (the “Series B Preferred Stock”) to the Karmoya Shareholders 597 shares of its common stock in exchange for 100% of the capital stock of Karmoya. The shares of Series B Preferred Stock issued are convertible, in the aggregate, into a number of shares of Genesis’s common stock that, when combined with the common stock issued to the Karmoya Stockholders, would equal 75% of the issued and outstanding shares of Genesis’s common stock, if the shares were to be converted on the closing date.

GENESIS TECHNOLOGY GROUP, INC.AND SUBSIDIARY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
June 30. 2007

[1]
The Share Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Genesis Technology Group, Inc. (the legal acquirer) is considered the accounting acquiree and Karmoya (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the consolidated entity will in substance be those of Karmoya, with the assets and liabilities, and revenues and expenses, of Genesis being included effective from the date of consummation of the Share Exchange Transaction. Genesis is deemed to be a continuation of the business of Karmoya. The outstanding stock of Genesis prior to the Share Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

[2]	To reflect the cancellation of shares of common stock in connection with the Share Exchange Transaction.

[3]	To recapitalize for the Share Exchange Transaction (or Reverse Merger).

[4]	To reflect the distribution of certain assets and payment of certain liabilities upon closing of the Share Exchange Transaction.

Unaudited pro forma adjustments reflect the following transaction:

1)
Additional Paid-in Capital	1,762
Common stock, at par		1,762
To reflect the issuance of 1,762,250 shares to cancel of 7,777,343 outstanding options in connection with the Share Exchange Transaction.

2)
Additional Paid-in Capital	18,338,074
Common stock, at par	10,000
Accumulated deficit- GTEC		18,332,078
Additional Paid-in Capital		10,000
Convertible voting preferred stock Series B		5,996
To recapitalize for the Share Exchange Transaction (or Reverse Merger).

GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2007

	Genesis	Karmoya
	Technology Group, Inc.	International, Limited
	and Subsidiaries	and Subsidiaries
	June 30,	June 30,		Pro Forma Adjustments			Pro Forma
	2007	2007		Dr		Cr.	Balances
ASSETS	(Unaudited)
	(See note 1)
CURRENT ASSETS:
Cash	$18,284	$17,737,208	(1)	$-		$-	17,755,492
Restricted cash	-	8,410,740		-		-	8,410,740
Marketable equity securities, at market	514,869	-		-		-	514,869
Accounts receivable, net of allowance for doubtful accounts of $166,696	-	11,825,442		-		-	11,825,442
Accounts receivable - related parties	-	498,940		-		-	498,940
Notes receivables	-	57,965		-		-	57,965
Inventories	-	5,130,934		-		-	5,130,934
Other Receivables	-	23,623		-		-	23,623
Prepayment and other current assets	37,649	313,018		-		-	350,667
Deferred Expense	385,595	88,815		-		-	474,410
Tax prepayments	-	12,153		-		-	12,153

Total Current Assets	956,397	44,098,838		-		-	45,055,235

PROPERTY AND EQUIPMENT, net	13,000	10,179,134		-		-	10,192,134

OTHER ASSETS:
Restricted marketable equity securities, at market	7,575,655	-		-		-	7,575,655
Intangible assets, net of accumulated amortization	-	1,119,087		-		-	1,119,087
Due from related parties	5,376	-		-		-	5,376
Other	19,583	-		-		-	19,583

Total Other Assets	7,600,614	1,119,087		-		-	8,719,701

Total Assets	$8,570,011	$55,397,059		$-		$-	$63,967,070

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Loans payable - related parties	$325,000	$-		$-		$-	$325,000
Accounts payable and accrued expenses	361,631	2,051,506		-		-	2,413,137
Short term bank loans	-	4,602,500		-		-	4,602,500
Notes payable	-	8,410,740		-		-	8,410,740
Other payables	-	1,367,052		-		-	1,367,052
Other payables - related parties	-	933,132		-		-	933,132
Accrued liabilities	-	216,468		-		-	216,468
Dividend payable	-	10,520,000		-		-	10,520,000
Liabilities of discountinued operations	150,709	-		-		-	150,709

Total Current Liabilities	837,340	28,101,398		-		-	28,938,738

MINORITY INTEREST	123,755	-		-		-	123,755

Total Liabilities	961,095	28,101,398		-		-	29,062,493

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock ($.001 Par Value; 20,000,000 Shares Authorized)
Convertible preferred stock Series A ($.001 Par Value; 218,000
Shares Authorized; 15,400 shares issued and outstanding)	15	-		-		-	15
Convertible voting preferred stock Series B ($.001 Par Value;
5,995,780 proforma shares issued and outstanding)	-	-		-	(2)	5,996	5,996
Common stock ($.001 par value; 200,000,000 shares authorized;
85,264,120 shares issued and outstanding and 88,525,460
shares proforma issued and outstanding at June 30, 2007, respectively)	85,265	10,000	(2)	10,000	(1)	1,763	87,028
Additional paid-in capital	23,441,600	18,339,000	(1)(2)	18,339,837	(1)(2)	10,000	23,450,763
Treasury stock, at cost (10,000 shares)	(2,805)	-		-		-	(2,805)
Subscription receivable	(182,340)	(11,000)		-		-	(193,340)
Registered capital contribution receivable	-	(12,000,000)		-		-	(12,000,000)
Deferred compensation	(182,131)						(182,131)
Retained earnings (deficit)	(18,332,078)	17,653,583			(2)	18,332,078	17,653,583
Statutory reserves	-	2,157,637		-		-	2,157,637
Accumulatedd other comprehensive income	2,781,390	1,146,441		-		-	3,927,831

Total Stockholders' Equity	7,608,916	27,295,661		18,349,837		18,349,837	34,904,577

Total Liabilities and Stockholders' Equity	$8,570,011	$55,397,059		$18,349,837		$18,349,837	$63,967,070

See accompanying notes to unaudited pro forma consolidated financial statements.

GENESIS TECHNOLOGY GROUP, INC. AND SUBSIDARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2007

		Karmoya
	Genesis Technology	International Limited
	Group, Inc.	and Subsidiaries
	For the 12 Months	For the Year
	Ended June 30,	Ended June 30,	Pro Forma
	2007	2007	Balances
	(Unaudited)		(Unaudited)

Revenues:
Sales, net	$9,771,896	$72,259,812	$82,031,708
Sales- related party, net	-	3,933,881	3,933,881
Total Revenue	9,771,896	76,193,693	85,965,589

Cost of sales	977,982	21,161,530	22,139,512

Gross Profit	8,793,914	55,032,163	63,826,077

Operating Expenses:
Research and development	-	11,143,830	11,143,830
Selling and general administrative expenses	5,184,581	25,579,361	30,763,942

Total Operating Expenses	5,184,581	36,723,191	41,907,772

Income from Operations	3,609,333	18,308,972	21,918,305

Other expenses (income)
Non-operating income	(676,311)	(6,838,428)	(7,514,739)
Non-operating expense	-	6,189	6,189
Interest expenses, net	(13,110)	456,899	443,789

Total Other Expense (Income)	(689,421)	(6,375,340)	(7,064,761)

Income Before Income Taxes and Minority Interest	4,298,754	24,684,312	28,983,066

Provision for income taxes	-	2,631,256	2,631,256

Income Before Minority Interest	4,298,754	22,053,056	26,351,810

Minority Interest in Income of Subsidary	(3,549,711)	-	(3,549,711)

Net Income (Loss)	$749,043	$22,053,056	$22,802,099

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment		1,018,130	1,018,130

COMPREHENSIVE INCOME	$749,043	$23,071,186	$23,820,229

Net income (loss) per common share:
Basic	$0.01		$0.06
Diluted	$0.01		$0.06

Weighted common shares outstanding - basic	84,440,175		385,992,015
Weighted common shares outstanding - diluted	84,440,175		383,131,308

See accompanying notes to unaudited pro forma consolidated financial statements.